Exhibit 99.1

KONTRON TO ACQUIRE BSQUARE FOR $1.90 PER SHARE

•	The Bsquare acquisition expands Kontron’s IoT offering by adding extensive software capabilities, and enables Kontron to more effectively market its European software solutions in North America.

Seattle, Washington and Linz, Austria—October 11, 2023: Kontron America, Incorporated (“Kontron”), a global leader in IoT Technology, and Bsquare Corporation (Nasdaq: BSQR) (“Bsquare”), an expert in developing and deploying software technologies for the makers and operators of connected devices, today jointly announced the execution of a definitive merger agreement by which Kontron will acquire Bsquare. Under the terms of the agreement, Kontron will commence a tender offer for all outstanding shares of Bsquare for $1.90 per share of common stock in an all-cash transaction, representing an implied equity value of approximately $38 million.

Commenting on the transaction, Hannes Niederhauser, Kontron CEO, said: “The acquisition of Bsquare is an important step to strengthen our software development, marketing, and integration in North America. We expect strong synergies in cross-selling with our San Diego-based subsidiary. The Bsquare SquareOne product will be a good extension to our susietec® software family.”

Ralph C. Derrickson, Bsquare’s President and CEO added: “Bsquare’s business will combine naturally with Kontron’s IoT hardware products and services to create a more complete solution for our customers. The acquisition provides liquidity for Bsquare shareholders while providing scale and efficiency for the business.”

Transaction Details

Under the terms of the merger agreement, which has been approved unanimously by the board of directors of both companies, a wholly-owned subsidiary of Kontron will commence a tender offer to acquire all outstanding shares of Bsquare for $1.90 per share of common stock in cash, for a total equity value of approximately $38 million. The offer price represents a 62% premium to the trailing 52-week volume weighted average of Bsquare’s closing stock prices as of October 10, 2023.

In connection with the execution of the merger agreement, certain of Bsquare’s shareholders, as well as each director and executive officer, holding approximately 17% in the aggregate of Bsquare’s outstanding shares, entered into an agreement on substantially similar terms in which they agreed to tender all of their Bsquare shares in the tender offer.

The closing of the transaction will be subject to customary conditions, including the expiration or termination of certain regulatory periods and the tender of at least two-thirds of Bsquare’s outstanding common stock in the tender offer. Upon the successful completion of the tender offer, Kontron would acquire any untendered shares of Bsquare’s common stock through a second-step merger effected for the same per common share consideration. The transaction is expected to close later in 2023.

After closing, Bsquare will become a privately held company, and shares of Bsquare common stock will no longer be listed on any public market.

Advisors

Barnes & Thornburg LLP serves as Kontron’s legal advisor.

Telegraph Hill BD LLC, the broker-dealer subsidiary of Telegraph Hill Advisors, LLC, is acting as financial advisor to Bsquare. DLA Piper LLP (US) serves as Bsquare’s legal advisor.

About Kontron

Kontron AG (www.kontron.com, ISIN AT0000A0E9W5, WKN A0X9EJ, KTN) is a leading IoT technology company. For more than 20 years, Kontron has been supporting companies from a wide range of industries to achieve their business goals with intelligent solutions. From automated industrial operations, smarter and safer transport to advanced communications, medical and energy solutions, the company delivers technologies that add value for its customers. Kontron is listed on the SDAX® and TecDAX® of the German Stock Exchange and has around 4,500 employees with subsidiaries in more than 20 countries around the world.

About Bsquare

Bsquare helps companies build connected products that participate intelligently in their own security, deployment, operation, and management, allowing its customers to realize the full potential of a connected world. Bsquare has extensive experience designing with Windows, Linux, Android, and other embedded operating systems and now operates IoT networks ranging in size from 50,000 to more than 1 million devices for its customers. Bsquare’s technology is powering devices that help people be productive, enhance quality of life, and preserve the resources of our planet. Bsquare serves a global customer base from offices in Seattle, WA, and the United Kingdom. For more information, visit www.bsquare.com.

Important Information for Investors and Security Holders

The tender offer for all the outstanding common stock of Bsquare referred to in this press release has not yet commenced. The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Bsquare or Kontron will file with the U.S. Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy the common stock of Bsquare will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Kontron will file a tender offer statement on Schedule TO, and thereafter Bsquare will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL, AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal, and the solicitation/recommendation statement will be available for free at the SEC’s website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal, and certain other offering documents will be made available by Kontron and, when available, may be obtained by directing a request to the information agent for the tender offer that will be named in the Schedule TO and related offer documents. Copies of the documents filed with the SEC by Bsquare will be available free of charge on Bsquare’s internet website at www.bsquare.com or by contacting Bsquare’s Investor Relations Department at 425-519-5900.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Kontron, as well as the solicitation/recommendation statement filed by Bsquare will be filed with the SEC. Bsquare will also file periodic and current reports with the SEC. You may read and copy any reports or other information filed by Kontron or Bsquare at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Bsquare’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

This press release contains statements that constitute “forward looking statements,” including statements that express the opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results, including statements regarding the proposed acquisition of Bsquare by Kontron (the “Proposed Acquisition”), in contrast with statements that reflect historical facts. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” or “expect,” “may,” “will,” “would,” “could,” “potential,” “intend,” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to Kontron and Bsquare. However, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements.

Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, including, but not limited to, the ability of the parties to satisfy the closing conditions for the Proposed Acquisition on a timely basis or at all, including statements about the expected timetable for completing the Proposed Acquisition; uncertainties as to how many of Bsquare’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of events that may give rise to a right of one or both of Kontron and Bsquare to terminate the merger agreement; negative effects of the announcement of the Proposed Acquisition on the market price of Bsquare’s common stock and/or on its business, financial condition, results of operations and financial performance; the effects of the Proposed Acquisition (or the announcement thereof) on Bsquare’s ability to retain and hire qualified professional staff and talent, including technical, sales and management personnel; Bsquare’s ability to execute its development initiatives and sales and marketing strategies; the extent to which Bsquare is successful in gaining new long-term customers and retaining existing ones; whether Bsquare is able to maintain its favorable relationship with Microsoft as a systems integrator and distributor; Bsquare’s success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the ongoing impact of COVID-19 and recovery related challenges on its business and on its customers and vendors; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Proposed Acquisition; and competition for clients and the increased bargaining power of Bsquare’s clients. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the control of Kontron and Bsquare and could cause actual results to differ materially. The forward-looking statements included in this filing are made only as of the date hereof. Kontron and Bsquare do not undertake, and specifically decline, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

A further description of risks and uncertainties relating to Bsquare can be found in Bsquare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and in other documents filed from time to time with the SEC by Bsquare and available at www.sec.gov and www.bsquare.com.

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Contact

Bsquare
Cheryl A. Wynne, CFO
Bsquare Corporation
investorrelations@bsquare.com

Kontron AG – Communications

Alexandra Kentros
Tel: +49 151 151 9388 1
group-pr@kontron.com